Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation of our report dated March 16, 2007, on the financial statements of Orchids Paper Products Company (the “Company”) as of December 31, 2006 and 2005, and for each of the three years in the period ended December 31, 2006, included in this Form 10-K Annual Report of Orchids Paper Products Company, into the Company’s previously filed Registration Statement on Form S-8 (File number 333-128293).
/s/ TULLIUS TAYLOR SARTAIN & SARTAIN LLP
Tulsa, Oklahoma
March 16, 2007